Exhibit 10.2

AAR CORP.

(a Delaware corporation)

2,215,791 Shares of Common Stock ($1.00 par value per share)

SECURITIES PURCHASE AGREEMENT

Dated: September 28, 2026

AAR CORP.

(a Delaware corporation)

2,215,791 Shares of Common Stock

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 28, 2026, by and among AAR CORP., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, shares of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company and each Purchaser will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Company will provide the Purchasers with certain registration rights with respect to the Common Stock acquired pursuant hereto; and

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” means the proposed acquisition by the Company of a majority interest in the Target pursuant to an acquisition agreement.

“Board of Directors” means the board of directors of the Company.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2 hereof.

“Closing Date” means the Trading Day on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing NDA” means any existing non-disclosure agreement between the Company and any Purchaser (or any of its affiliates).

“Material Adverse Effect” means (x) any material adverse change in the condition, financial or otherwise, or in the earnings, business, general affairs, results of operations, or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (it being understood that in no event shall any change or development relating to the Acquisition or the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Target be deemed to constitute a Material Adverse Effect) and (y) an effect, change, event or occurrence that, alone or in conjunction with any other or other change has or would reasonably be expected to have a material adverse effect on the legality, validity or enforceability of any Transaction Document or on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“NYSE” means the New York Stock Exchange or any other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Per Share Purchase Price” means $104.50 per Share.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Goldman Sachs & Co. LLC, its affiliates and any of its and their respective control persons, officers, directors and employees.

“Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act, as in effect from time to time (or a successor rule thereto).

“SEC Reports” means all reports, schedules, forms, statements and other documents filed or required to be filed by the Company under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to the Purchasers pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares purchased hereunder as specified opposite such Purchaser’s name on Schedule A of this Agreement and under the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Target” means MRO Holdings, Inc.

“Trading Day” means a day on which the NYSE is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (which, for the avoidance of doubt, shall not include the Acquisition or any Existing NDA).

SECTION 1.                Representations and Warranties.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each Purchaser as of the date hereof and as of the Closing Date and agrees with each Purchaser, as follows:

(i)                Accurate Disclosure. The Company has filed all SEC Reports required to be filed with the Commission on a timely basis or has received or obtained a valid extension of such time of filing and has filed such SEC Reports prior to the expiration of any such extension. The SEC Reports, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Report) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)               Independent Accountants. KPMG LLP, the accountants who certified the financial statements and supporting schedules of the Company and its subsidiaries included in the SEC Reports, are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(iii)              Financial Statements; Non-GAAP Financial Measures.

(1)            The financial statements of the Company and its subsidiaries included in the SEC Reports, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity, in all material respects, with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein.

(2)            Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the SEC Reports under the Exchange Act. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable.

(3)            The interactive data in eXtensible Business Reporting Language contained in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iv)              No Material Adverse Change in Business. Since the date of the most recent audited financial statements included within the SEC Reports, except as disclosed in such SEC Reports, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or in connection with the Acquisition, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) the Company has not altered its method of accounting, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made, other than in connection with the Acquisition.

(v)               Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi)             Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended May 31, 2025, and (B) certain other subsidiaries, which when considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(vii)             Capitalization. The Company has an authorized, issued and outstanding capitalization as set forth in the SEC Reports (except for subsequent issuances, if any, pursuant to this Agreement, in connection with the Acquisition (including as consideration therefor), pursuant to reservations, agreements or employee benefit plans referred to in the SEC Reports or pursuant to the exercise of convertible securities or options referred to in the SEC Reports). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(viii)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with any required approvals.

(ix)                Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms, in all material respects, to all statements relating thereto contained in the SEC Reports and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

(x)                No Registration. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 1(b), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the NYSE.

(xi)              Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any such subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (which, for the avoidance of doubt, does not include the Acquisition) and in the SEC Reports (including the issuance and sale of the Shares) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any such subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (x) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii)              Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, no executive officer of the Company or any subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii)             Absence of Proceedings. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which, if determined adversely to the Company or its subsidiaries, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement (which, for the avoidance of doubt, shall not include the Acquisition) or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the SEC Reports, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act.

(xiv)            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the SEC Reports or to be filed as exhibits to the SEC Reports which have not been so described and filed as required, except for such failure to describe or file as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The statements made in the SEC Reports, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(xv)            Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure so to own, possess, have the right to use or ability to so acquire would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of, and the Company is not otherwise aware of, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would form a reasonable basis to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement (which, for the avoidance of doubt, shall not include the Acquisition), except such as have been already obtained or as may be required under the Securities Act, the rules of the NYSE, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xvii)            Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xviii)            Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the SEC Reports, (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (C) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the SEC Reports, are in full force and effect, except for such failures to be in full force and effect as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such subsidiary, as applicable, under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except, in each case, for such claims as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xix)             Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the receipt and application of the net proceeds therefrom, will not be an “investment company” under the Investment Company Act of 1940, as amended.

(xx)              Environmental Laws. Except as described in the SEC Reports or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxi)            Payment of Taxes. All U.S. federal income tax returns of the Company and its subsidiaries required by law to be filed as of the date hereof (after giving effect to any extensions provided by law that have been requested) have been filed, except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxii)            Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as, in the Company’s reasonable judgment, is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxiii)             Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language contained in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the SEC Reports, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxiv)            Margin Requirements. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxv)            Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications, except for such failures that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxvi)            Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the material stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (other than with respect to compensation paid to the Placement Agent in connection with the placement of the Shares) or to result in a violation of Regulation M under the Exchange Act.

(xxvii)            Statistical and Market-Related Data. Any statistical and market-related data included in the SEC Reports are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxviii)           Cybersecurity. Except as would not reasonably be expected to result in a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxix)            Anti-Corruption Laws. Subject to those certain self-reported matters described under “Self-Reporting of Potential Foreign Corrupt Practices Act Violations” and “Enforcement Proceeding in Nepal” set forth in the Company’s Annual Report on Form 10-K filed on July 22, 2026, none of the Company, any of its subsidiaries, or any of the directors or officers of the Company, or, to the knowledge of the Company, any employee, affiliate, or other person acting on behalf of the Company or any of its subsidiaries, in the past five years, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the United Kingdom Bribery Act 2010, or any other laws, regulations or orders related to anti-bribery or anti-corruption, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws and the Company, its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business or in any other manner that will result in a violation by any Person of any Anti-Corruption Laws.

(xxx)            Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted for the past five years in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)            OFAC. None of the Company, any of its subsidiaries, or any of the directors or officers of the Company or any of its subsidiaries, or, to the knowledge of the Company, any employees, agents, affiliates or other persons or entities acting on behalf of the Company or any of its subsidiaries, is an individual or entity currently or has in the past five years been the subject or target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the U.S. Department of the Treasury’s OFAC, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), and the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (as of the date of this Agreement, such countries and territories include Cuba, Iran, North Korea, and the Crimea, the non-government controlled areas of the Kherson and Zaporizhzhia, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine) (each a “Sanctioned Jurisdiction”); and, the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable Sanctions. Since April 24, 2019, except as authorized pursuant to an exemption under the Sanctions or under general or specific license issued by the United States or other relevant government authority, or as otherwise permitted by law, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Jurisdiction.

(xxxii)            ERISA Compliance. None of the following events has occurred or exists that could reasonably be expected, in each case individually or in the aggregate, to result in a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of §302 of ERISA, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur that could reasonably be expected, in each case individually or in the aggregate, to result in a Material Adverse Effect: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of §3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.

(xxxiii)            No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(xxxiv)            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 1(b), neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the NYSE.

(xxxv)            Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(xxxvi)           No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(xxxvii)          Brokerage Fees. Other than such commission or fees owed to the Placement Agent by the Company, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or a Purchaser for any brokerage commission, finder’s fee or similar compensation pursuant to any agreement, arrangement or understanding entered into by, on behalf of the Company.

(xxxviii)        No Other Agreement. There are no agreements or understandings between the Company and any Purchaser with respect to the transactions contemplated by the Transaction Documents other than (i) any Existing NDA, (ii) as specified in the Transaction Documents, (iii) any side letter agreements with any of the Purchasers which, for the avoidance of doubt, do not contain terms (economic or otherwise) more favorable to such Purchaser and (iv) any Transaction Documents or other agreements entered into with any Purchaser that is an officer, director, employee or affiliate of the Company or a holder of ten percent (10%) or more of any class of the Company’s outstanding common stock (or any affiliate of any such holder).

(xxxix)            No Other Representations. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 1(b) hereof.

(xl)               Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchasers have not been asked by the Company to agree, nor have the Purchasers agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by the Purchasers, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Purchasers, and counter-parties in “derivative” transactions to which any Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Purchasers shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchasers may engage in hedging activities at various times during the period that the Common Stock are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(xli)               Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(xlii)              As of the date hereof and as of the Closing Date, (i) the representations and warranties of the Company contained in section 4 of the acquisition agreement and in any certificate or other writing delivered by the Company pursuant thereto are true and correct in all material respects, and (ii) to the Company’s knowledge after conducting reasonable due diligence with respect to the Target and its business, the representations and warranties of the Target contained in section 3 of the acquisition agreement (as qualified therein and in the disclosure schedules thereto) and in any certificate or other writing delivered by the Target pursuant thereto were, true and correct in all material respects as though given in accordance with section 7.3(a) of the acquisition agreement (or, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, true and correct in all respects). All necessary corporate action has been duly and validly taken by the Company and the Target (to the Company’s knowledge), to authorize the execution, delivery and performance of the acquisition agreement. The acquisition agreement has been duly and validly authorized, executed and delivered by the Company and the Target (to the Company’s knowledge), and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of the Company and the Target (to the Company’s knowledge), enforceable against the Company and the Target (to the Company’s knowledge), in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(b)            Representations and Warranties of the Purchasers. Each Purchaser, for itself and no other Purchaser, represents and warrants to the Company as of the date hereof and as of the Closing Date and agrees with the Company, as follows:

(i)                 Organization; Authority. Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)                 No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(iii)                Own Account. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(iv)               Purchaser Status. At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is, either (A) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (B) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act and (C) is an “institutional account” as defined in FINRA Rule 4512(c). Such Purchaser is not an entity formed for the specific purpose of acquiring the Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(v)                No Disqualification Event. To the extent a Purchaser is one of the covered persons identified in Rule 506(d)(1), such Purchaser is not subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Such Purchaser agrees to use its best efforts to cooperate with the Company to comply, to the extent applicable or to the extent such disclosure becomes applicable, with the Company’s disclosure obligations under Rule 506(e).

(vi)                Sanctioned Party; Anti-Money Laundering. Such Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by OFAC, or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, a Sanctioned Jurisdiction, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Purchaser represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. §5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Purchaser also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Purchaser further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Purchaser and used to purchase the Shares were legally derived.

(vii)              ERISA. If such Purchaser is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to §4975 of the Code or an employee benefit plan that is a governmental plan (as defined in §3(32) of ERISA), a church plan (as defined in §3(33) of ERISA), a non-U.S. plan (as described in §4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Purchaser Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or §4975 of the Code, such Purchaser represents and warrants that (i) neither the Company nor any of its affiliates (the “Transaction Parties”), has acted as the Purchaser Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Purchaser Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares; (ii) the decision to invest in the Shares has been made at the recommendation or direction of an “independent fiduciary” within the meaning of U.S. Code of Federal Regulations 29 C.F.R. §2510.3-21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or §4975 of the Code) with respect to Purchaser’s investment in the Shares and is responsible for exercising independent judgment in evaluating the investment in the Shares; and (4) is aware of and acknowledges that none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Purchaser’s or transferee’s investment in the Shares.

(viii)              Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser has made its own analysis and decision to invest in the Shares determined based on its own independent review, and such professional advice from its own advisors, that its purchase of the Shares (i) is consistent with such Purchaser’s financial needs, objectives and condition, (ii) complies with all investment policies, guidelines and other restrictions that are applicable to such Purchaser and (iii) is a fit, proper and suitable investment for such Purchaser, notwithstanding the risks associated with a purchase of the Shares. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. Such Purchaser understands that there is no assurance that the Common Stock will continue to be quoted, traded or listed for trading or quotation on NYSE or on any other organized market or quotation system.

(ix)                General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(x)                 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by, on behalf of such Purchaser.

(xi)                Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents, the Company Investor Presentation dated September 2026 (the “Company Presentation”) and the SEC Reports and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (B) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects (including with respect to the Acquisition and the Target) sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed and independent analysis and investment decision with respect to the investment. Such Purchaser has not relied on (i) any statement of the Company not contained in such documents or in this Agreement in connection with such Purchaser’s decision to enter into this Agreement and the transactions contemplated hereby, (ii) any statement, representation or warranty made by the Placement Agent in connection with such Purchaser’s decision to invest in the Company and enter into this Agreement and the transactions contemplated hereby or (iii) any information or advice furnished by or on behalf of any other Purchaser in connection with the transaction contemplated hereby. Such Purchaser acknowledges and agrees that the Placement Agent has not provided such Purchaser with any information or advice with respect to the Shares nor is such information or advice necessary or desired. The Placement Agent may have acquired non-public information with respect to the Company or the Acquisition which such Purchaser agrees need not be provided to it. In connection with the issuance of the Shares to such Purchaser, each Purchaser further acknowledges and agrees that (i) the Placement Agent is acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a financial advisor or fiduciary to such Purchaser (ii) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated hereby and (iii) the Placement Agent will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning the Company or the transactions contemplated hereby. Each Purchaser agrees that the Placement Agent shall not be liable to any Purchaser for any action heretofore or hereafter taken or omitted to be taken by it in connection with any Purchaser’s purchase of the Shares.

(xii)               Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act), of the securities of the Company, including any derivatives, during the period commencing as of the time that such Purchaser first became aware of the potential to purchase Shares from the Company in connection with this Agreement and ending immediately prior to the execution hereof. Notwithstanding the foregoing, (A) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement, and (B) in the case of a Purchaser that has implemented internal information barriers pursuant to information controls policy to “wall-off” certain trading personnel, the representations set forth above shall only apply to such walled-off trading personnel. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor, officers, employees, directors, partners and other advisors only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, as of the date of this Agreement such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction, the Acquisition, and information related to the Target). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect “short sales” or similar transactions in the future.

(xiii)              Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(xiv)              No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(xv)               Transfer or Resale. Such Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company during a certain period of time, if any, the resale occurring following the required holding period under Rule 144 and under certain circumstances the number of shares being sold during any three-month period not exceeding specified limitations.

(xvi)              Legends. Such Purchaser understands that the certificates or other instruments representing the Shares, until such time as the exchange or resale of the Shares have been registered under the Securities Act, may bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

(xvii)             Forward-Looking Statements. In connection with the due diligence investigation of the Company by each Purchaser, such Purchaser has received and may continue to receive after the date hereof from the Company, the Company Presentation, certain estimates, projections, forecasts, regulatory approval expectations and other forward-looking information, as well as certain business plan information, regarding the Company and its affiliates and subsidiaries and their respective businesses and operations, including with respect to the Acquisition. Such Purchaser hereby acknowledges and agrees (a) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, regulatory approval expectations and other forward-looking statements, as well as business plans, (b) to take full responsibility for making its own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts, regulatory approval expectations and other forward-looking statements, as well as such business plans, so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), and (c) that the Company has not made and is not making any express or implied representation or warranty with respect to such estimates, projections, forecasts, regulatory approval expectations, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, regulatory approval expectations, forward-looking statements or business plans).

(c)            Officer’s Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Purchasers shall be deemed a representation and warranty by the Company to each Purchaser as to the matters covered thereby.

SECTION 2.            Closing; Sale and Delivery to Purchasers.

(a)            Closing. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, severally and not jointly, and each Purchaser, severally and not jointly, agrees to purchase from the Company, that number of Shares set forth opposite such Purchaser’s name on Schedule A at the Per Share Purchase Price, for such Purchaser’s Subscription Amount. Each Purchaser shall deliver to the Company via wire transfer immediately available funds in an amount equal to such Purchaser’s Subscription Amount as set forth in Schedule A, and the Company and each Purchaser shall deliver the other items set forth in Sections 2(b) and 2(c) at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2(d) and 2(e), the Closing shall take place remotely by electronic transfer of Closing documentation. The Closing shall occur on the third (3rd) calendar day after the date of this Agreement (or, if such day is not a Trading Day, the next succeeding Trading Day). The Shares shall be delivered via a book-entry record through the Company’s transfer agent. Unless the Company and a Purchaser otherwise mutually agree with respect to such Purchaser’s Shares, at the Closing settlement shall occur on a “delivery versus payment” basis.

(b)            Deliveries by the Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)             this Agreement duly executed by the Company;

(ii)            a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, evidence of the issuance of such Purchaser’s Shares in book-entry form, registered in the name of such Purchaser;

(iii)           a legal opinion of legal counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers; provided, however, that legal counsel to the Company shall not be required to deliver a legal opinion to Purchasers who are natural persons;

(iv)           (a) a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date and in form and substance reasonably acceptable to the Purchasers, to the effect that (i) the representations and warranties of the Company hereunder are true and correct as of the date of this Agreement, and as of and as if made on the Closing Date, (ii) all obligations, covenants and agreements to be performed or complied with by the Company at or prior to the Closing have been performed or complied with by it, and (iii) all of the conditions set forth in Section 2(e) have been satisfied and (b) a duly executed and delivered Secretary’s Certificate, in form and substance reasonably acceptable to Purchasers;

(v)            the Company shall have provided each Purchaser with the Company’s wire instructions; and

(vi)           the Registration Rights Agreement duly executed by the Company.

(c)            Deliveries by the Purchaser. On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)             this Agreement duly executed by such Purchaser;

(ii)            a duly completed and executed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8 with respect to such Purchaser;

(iii)           such Purchaser’s Subscription Amount by wire transfer to the account specified by the Company; and

(iv)           the Registration Rights Agreement duly executed by such Purchaser.

(d)            Company Closing Conditions. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            The accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date;

(ii)             all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)            the delivery by each Purchaser of the items set forth in Section 2(c) of this Agreement; and

(iv)            after giving effect to the issuance of the Shares pursuant this Agreement, on the Closing Date, no fewer than 40,194,211 shares of Common Stock of the Company will have been issued and outstanding, and all such issued and outstanding shares of Common Stock shall have been issued prior to or contemporaneously with the issuance of the Shares to the Purchasers.

(e)            Purchaser Closing Conditions. The obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)              the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date;

(ii)             all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)            the delivery by the Company of the items set forth in Section 2(b) of this Agreement;

(iv)            there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)             the Company shall have filed with the New York Stock Exchange any required notice for the listing of the Shares and shall have received no objections to such notice;

(vi)            no governmental authority shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any of the transactions contemplated hereby, and the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale and issuance of the Shares, in each case solely in connection with the transactions contemplated hereby, including without limitation, those required by the New York Stock Exchange; and

(vii)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the NYSE, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

SECTION 3.               Additional Agreements of the Company and the Purchasers. The Company covenants with each Purchaser, and each Purchaser, severally and not jointly, covenants with the Company as follows:

(a)            Reliance. Each party hereto acknowledges that the other party and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing Date, each Purchaser agrees to promptly notify the Company (which agrees to then promptly notify the Placement Agent) if any of the acknowledgments, understandings, agreements, representations and warranties of such Purchaser set forth herein are no longer accurate in all material respects. Prior to the Closing, the Company agrees to promptly notify each Purchaser if any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(b)            Purchaser Qualification. Prior to the Closing, the Company may request from any Purchaser such additional information as the Company may deem reasonably necessary to evaluate the eligibility of such Purchaser to acquire the Shares, and such Purchaser shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that upon receipt of such additional information, the Company agrees to keep any such information confidential but shall be allowed to convey such information to the Placement Agent and the Placement Agent shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

(c)            Securities Laws Disclosure; Publicity. The Company shall (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof (the “Disclosure Time”), issue a press release disclosing the material terms of the transactions contemplated hereby (the “Disclosure Document”), and file a Current Report on Form 8-K, including material information included in the Company Presentation and the Transaction Documents as exhibits thereto (with such redactions as the Company may deem appropriate), with the Commission within the time required by the Exchange Act. Other than Purchasers (or their affiliates) party to an Existing NDA, following the Disclosure Time, no Purchaser shall be in possession of any material non-public information received from the Company, the Target, or their respective subsidiaries or any of their respective officers, directors, employees or agents (including the Placement Agent). The Company understands and confirms that such Purchasers will rely on the foregoing representation in effecting securities transactions. No public release or announcement concerning this Agreement, the transactions contemplated hereby (including the Acquisition) or the Target shall be issued by any Purchaser without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case such Purchaser shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. From and after the issuance of the Disclosure Document, the Company shall not provide material non-public information to any Purchaser, unless otherwise specifically agreed in writing by such Purchaser prior to any such disclosure. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Purchaser or any of its affiliates or advisors, or include the name of any Purchaser or any of its affiliates or advisors in any press release or filing with the Commission (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of the Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of the Transaction Documents with the Commission or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of the New York Stock Exchange, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review and comment and reasonably cooperate with such Purchaser on such required disclosure or (iii) disclosure of the name of any Purchaser who is an officer, director, employee or affiliate of the Company or a holder of ten percent (10%) or more of any class of the Company’s outstanding common stock (or any affiliate of any such holder).

(d)            Furnishing of Information. Until the time that no Purchaser owns Shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(e)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares as financing for the Acquisition; provided, that during the period between the Closing and the closing of the Acquisition, the Company may use such net proceeds to pay down borrowings outstanding under its revolving credit facility, so long as such amounts remain available to be redrawn to finance the Acquisition.

(f)            Listing. The Company will use its best efforts to effect and maintain the listing of the Shares on the NYSE, and concurrently with the Closing, the Company shall apply to list all of the Shares on the NYSE and will use best efforts to promptly secure the listing of all of the Shares on the NYSE.

(g)            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the NYSE such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(h)            Transfer Restrictions; Legend Removal. The Shares may only be disposed of in compliance with state and federal securities laws. Subject to receipt from the Purchaser by the Company and its transfer agent of customary representations and other documentation reasonably acceptable to the Company and its transfer agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without any restrictions (including manner of sale or volume restrictions), the Company shall promptly (but in no event later than five (5) Trading Days) following any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Company’s transfer agent irrevocable instructions to make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Company’s transfer agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Company’s transfer agent to effect the removal of the legend in accordance with the provisions of this Agreement. The Company shall be responsible for the fees of its transfer agent, and all DTC or other fees associated with such issuance. In connection with any transfer of the Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer (other than transfers pursuant to an effective registration statement or Rule 144, or to the Company), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

SECTION 4.             Payment of Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

SECTION 5.            [Reserved.]

SECTION 6.            Indemnification.

(a)            Indemnification of Purchasers. Subject to the provisions of this Section 6, the Company will indemnify and hold each Purchaser and its directors, officers, agents and each Person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, “Purchaser Parties”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation, that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against any Purchaser Party in any capacity, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (which, for the avoidance of doubt, shall not include the Acquisition) (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence or willful misconduct).

(b)            Actions against Parties; Notification. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Purchaser Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall not, without the prior written consent of the Purchaser Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the Purchaser Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Purchaser Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

SECTION 7.            [Reserved].

SECTION 8.            Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Purchaser or its affiliates or selling agents, any person controlling any Purchaser, its officers or directors, any Person controlling the Company and (ii) delivery of and payment for the Shares.

SECTION 9.            Termination of Agreement.

(a)            Termination. The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(i)              Upon the mutual written consent of the Company and Purchasers that agreed to purchase a majority of the Shares;

(ii)             By the Company if any of the conditions set forth in Section 2(d) shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)            By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 2(e) shall have become incapable of fulfillment, and shall not have been waived in writing by such Purchaser; or

(iv)            By a Purchaser, if the Closing Date has not occurred on or before the third (3rd) Trading Day following the date hereof.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing. In the event of termination by the Company or any Purchaser of its obligations to effect a Closing pursuant to this Section 9, written notice thereof shall be given to the other Purchasers by the Company and any Purchaser shall have the right to terminate its obligations to effect the Closing upon written notice to the Company. Nothing in this Section 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 8, 12, 14, 15, 16, 17, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10.            Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

SECTION 11.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191, attention of Jessica Garascia; with a copy to Kirkland & Ellis LLP at 333 West Wolf Point Plaza, Chicago, Illinois 60654, attention of Robert Goedert, P.C. The address for notices to each Purchaser shall be as set forth on the signature pages attached hereto.

SECTION 12.            Parties. This Agreement shall inure to the benefit of and be binding upon the Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the Purchasers, the Purchaser Parties (solely with respect to Section 6), the Company and their respective successors and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Purchasers, the Company and their respective successors and legal representatives, and for the benefit of no other Person. The Placement Agent shall be a third party beneficiary of the representations and warranties of the Company in Section 1(a) and the representations and warranties of the Purchasers in Section 1(b). No incorporator, manager, member, partner, stockholder, shareholder, affiliate, parent of, or holder of any equity interest in, any tier, agent, attorney or representative of either party (each, a “Non-Party Affiliate”) shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners, agents or affiliates, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) to the other party, its affiliates or its representatives for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of (1) this Agreement, (2) the negotiation or execution of or performance of any obligation under this Agreement, or (3) any breach or violation of this Agreement; provided that the foregoing shall not limit any claims based on fraud or willful misconduct. Non-Party Affiliates are expressly intended as third-party beneficiaries of this Section 12.

SECTION 13.            Assignment. No Purchaser may assign this Agreement and any of such Purchaser’s rights and obligations hereunder without the prior consent of the Company; provided, that nothing in this Agreement shall prohibit a Purchaser from transferring or assigning any of its rights, interests and obligations pursuant to this Agreement to any controlled affiliate of such Purchaser so long as (i) such transfer or assignment would not reasonably be expected to impair or delay the ability of the Purchaser or such transferee to complete its respective obligations pursuant to this Agreement and (ii) such transferee would otherwise not violate any of the representations and warranties contained in Section 1(b) hereof. Subject to the foregoing, Purchaser’s permitted assignee(s) agrees to be bound by the terms hereof. Upon such permitted assignment by a Purchaser, the assignee(s) shall become a Purchaser hereunder and have the rights and obligations provided for herein to the extent of such assignment. Neither this Agreement nor any rights that may accrue to the Company hereunder or any of the Company’s obligations may be transferred or assigned (other than by merger).

SECTION 14.            Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.            GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.            Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address specified for notices under Section 11 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17.            TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.            Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 19.            Amendment. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, (i) in the case of an amendment or modification (A) prior to the Closing Date, by the Company and each Purchaser, and (B) following the Closing Date, by the Company and Purchasers that agreed to purchase a majority of the Shares, provided that (1) if any amendment or modification disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or at least a majority in interest of the group of Purchasers) shall also be required, and (2) any amendment to Section 3(i), Section 6 or this Section 19 following the Closing Date shall require the consent of each Purchaser, and (ii)  in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or at least a majority in interest of the group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 19 shall be binding upon each Purchaser and holder of Shares and the Company.

SECTION 20.            Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof; provided that this Agreement and the Transaction Documents shall not supersede any Existing NDA, each of which shall remain in full force and effect in accordance with its terms.

SECTION 21.            Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

SECTION 22.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AAR CORP.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

PURCHASER:

By:
Name:
Title:

Address for Notice:

[Signature Page to Securities Purchase Agreement]

SCHEDULE A

Name of Purchaser	Subscription Amount	Number of Shares

Total

Sch A-1

Exhibit A

AAR CORP.

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit A-1